UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2006

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

1114 Avenue of the Americas, 27th Floor
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                   Entry into a Material Definitive Agreement.

On June 28, 2006, iStar Financial Inc. amended and restated its existing unsecured revolving credit facility with joint lead arrangers J.P. Morgan Securities Inc. and Banc of America Securities LLC. The original unsecured credit facility agreement, dated as of April 19, 2004, was included as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed on May 10, 2004. The Amended and Restated Facility will, among other things:  (i) modify the principal amount of the facility to $2.2 billion from $1.5 billion; (ii) extend the maturity of the facility to June 2011; (iii) lower the interest rate to LIBOR + 0.525% from LIBOR + 0.70%; and (iv) lower the annual facility fee to 12.5 basis points from 15.0 basis points.

Item 2.03                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01 above, effective June 28, 2006, the Registrant amended and restated its existing unsecured credit facility. The information reported in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: June 29, 2006	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: June 29, 2006	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer